Exhibit 32
SECTION 1350 CERTIFICATIONS
The undersigned certify that, to their knowledge, the Form 10-K of Wilmington Trust Corporation (“Wilmington Trust”) for 2009 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of Wilmington Trust.

February 22, 2010
/s/ Ted T. Cecala

TED T. CECALA
Chairman of the Board and Chief Executive Officer

February 22, 2010
/s/ David R. Gibson

DAVID R. GIBSON
Executive Vice President and Chief Financial Officer